FOR IMMEDIATE RELEASE
October 5, 2000

               UGLY DUCKLING CONFIRMS Receipt of offer to purchase
                    company FROM CHAIRMAN/lARGEST SHAREHOLDER

PHOENIX - October 5, 2000 - Ugly Duckling Corporation (Nasdaq NM: UGLY), confirmed that its Chairman and largest shareholder, Mr. Ernest C. Garcia II, has made an offer to the Board of Directors to purchase all of the outstanding shares of common stock of the company not already owned by Mr. Garcia. Mr. Garcia currently owns approximately 36.5% of the company's outstanding shares of common stock.

Under the terms of the offer, the holders of the outstanding shares of common stock would receive $8.50 per share, $2.50 in cash and $6.00 in subordinated indebtedness of the acquiring company. Greg Sullivan, Chief Executive Officer and President of the company, has an arrangement with Mr. Garcia under which he would purchase or receive an option to purchase a 20% interest in the acquiring company.

The Board of Directors has  established a special  transaction  committee of the
board,   composed  of   disinterested   directors,   to  evaluate   and  make  a
recommendation to the full board on the proposal.

Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 77 Ugly Duckling dealerships, located in 11 metropolitan areas in eight states.

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This  press  release   includes   statements  that  constitute   forward-looking
statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the words "believes," "estimates," "projects," "expects" or similar expressions. Factors that could cause or contribute to differences from these forward-looking statements include factors detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release. References to Ugly Duckling Corporation as the largest and fastest growing operator of used car dealerships focused exclusively on the sub-prime market is management's belief based upon its knowledge of the industry and not on any current independent third party study.

There can be no assurance that the proposed transaction described in the press release will be accepted by the company in its proposed form or any revised form or, that even if accepted, the transaction will close.

In the event that the proposed transaction is accepted by the company, the acquiring company and Ugly Duckling will likely be required to file a joint proxy statement/ prospectus and to make certain other filings regarding the proposed transaction with the Securities and Exchange Commission. Investors and security holders are advised to read all such filings regarding the proposed transaction, when and if the transaction proceeds and such filings are made, because they will contain important information. Investors and security holders may obtain free copies of any such filings (when and if they become available) and other documents filed by Ugly Duckling Corporation with the Commission at the Commission's web site at www.sec.gov. Information concerning any participants in any solicitation of Ugly Duckling stockholders that is made in connection with the proposed transaction will be disclosed when available.

        For more information on Ugly Duckling, please dial 1-800-PRO-INFO and enter company ticker symbol UGLY.